Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-269069 on Form S-3ASR and Registration Statement Nos. 333-220641, 333-216010, 333-189614, 333-171149, 333-162668, and 333-70567 on Form S-8 of our reports dated February 22, 2023, relating to the financial statements of Tellurian Inc. and the effectiveness of Tellurian Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Tellurian Inc. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 22, 2023